SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 6, 2016, the Board of Directors (the “Board”) of IES Holdings, Inc. (“IES” or the “Company”) appointed Thomas E. Santoni, age 54, as Senior Vice President, Operations of the Company. Mr. Santoni has served as President of IES Commercial & Industrial since June 2011, having previously served the Company in various other positions since 1995, including business unit President, Regional General Manager, Vice President of Sales and Central Division Vice President. Prior to joining IES, Mr. Santoni managed electrical contracting operations in San Diego (President) and Chicago (Vice President). Mr. Santoni began his career in the electrical contracting industry approximately 30 years ago as a journeyman electrician.

There are no relationships between Mr. Santoni and the Company or any other person that are required to be disclosed pursuant to Items 401 or 404 of Regulation S-K.

In connection with Mr. Santoni’s appointment, the Human Resources and Compensation Committee (the “Committee”) of the Board recommended, and the Board approved, the continuation of Mr. Santoni’s current base salary and a maximum target award under the Company’s Annual Incentive Plan for fiscal year 2016, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2015 (the “Proxy Statement”), of 50% of his base salary. Mr. Santoni’s incentive award for fiscal year 2016 will be based on the financial goals applicable to all NEOs, as described in the Proxy Statement, and the following business/personal goals and objectives, specific to Mr. Santoni:

•	Oversight of and guidance to the Commercial & Industrial division

•	Management of new business platforms similar to the Commercial & Industrial division

•	Operational expertise to divisions and on strategic acquisitions

The Committee also approved, effective June 6, 2016, the following grants for Mr. Santoni under the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016 (the “Equity Incentive Plan”): 20,000 performance-based phantom stock units (the “Phantom Units”) and 30,000 performance cash units (“Cash Units”), each as described below.

Each Phantom Unit represents a contractual right in respect of one share of the Company’s common stock, and each Cash Unit represents a contractual right to receive $20 in cash. Each of the Phantom Units and the Cash Units will generally become vested, if at all, upon the achievement of certain specified performance objectives and Mr. Santoni’s continued performance of services through December 19, 2018.

For Mr. Santoni to receive the full benefit of the Phantom Units and Cash Units (collectively, the “Units”), the Company will have to achieve superior growth, over the applicable performance periods, in the Company’s net income before taxes (“NIBT”) and in the market value of the Company’s common stock. The performance metrics and vesting schedules of the Units are substantially the same as those of the performance-based phantom stock units awarded to certain of the Company’s officers, including each of its named executive officers, and key employees in October 2015 (the “Prior Phantom Units”), the terms of which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015. The only substantive differences between the Units and the Prior Phantom Units are that (1) the performance periods applicable to the Units began on June 6, 2016 (the “Grant Date”), whereas the performance periods applicable to the Prior Phantom Units began on October 2, 2015; and (2) with respect to the twenty-five percent (25%) of the Cash Units that vest subject to the achievement of specified stock price levels the (“Stock Price Cash Units”), such Stock Price Cash Units will vest if the highest average closing price of a share of the Company’s common stock during any period of 20 consecutive trading days during the period beginning on the Grant Date and ending on December 15, 2018 (the “Average Price”) is at least $20.00; however, if the highest Average Price is below $20.00, none of the Stock Price Cash Units will vest.

Payment of any vested Units will be made within 30 days following the date as of which such Units vest. Cash Units will be settled in cash. Phantom Units will be settled in shares of common stock, unless, following the occurrence of a Change in Control, the Committee determines in its discretion to settle the Phantom Units in cash based on the fair market value of the stock underlying the Phantom Units at the date they become vested.

As with the Prior Phantom Units, if the Company’s NIBT exceeds the maximum threshold during the applicable performance period, the Company will allocate 10% of the excess of the NIBT over the maximum NIBT threshold to a bonus pool that will be allocated and payable to eligible officers and other key employees at the discretion of, and on such terms and conditions as shall be specified by, the Committee.

In addition to the awards described above, Mr. Santoni will also continue to participate in the IES Commercial & Industrial division’s management incentive plan (“MIP”) bonus pool, which is calculated based on the operating income and cash flow of the division, through fiscal year 2018, with his participation at 30% of the bonus pool for fiscal year 2016, 25% of the bonus pool for fiscal year 2017 and 20% of the bonus pool for fiscal year 2018. His participation in the IES Commercial & Industrial MIP bonus pool correlates to the oversight that he will continue to provide IES Commercial & Industrial over the next several years. For fiscal year 2016, Mr. Santoni will also continue to participate in the STR Mechanical, LLC (“STR”) MIP bonus pool, with his participation set at 3.75%, as a result of his ongoing involvement in overseeing that business as a part of the IES Commercial & Industrial operations.

Effective as of the date of his appointment, Mr. Santoni will also begin participating in the Company’s Executive Officer Severance Benefit Plan, which provides severance benefits to certain executive officers of the Company, as described in the Proxy Statement.

The Performance-Based Phantom Stock Unit Award Agreement by and between the Company and Mr. Santoni (the “Phantom Stock Unit Agreement”) and the Performance Cash Unit Award Agreement by and between the Company and Mr. Santoni (the “Performance Cash Unit Agreement”) are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Phantom Stock Unit Agreement and the Performance Cash Unit Agreement do not purport to be complete and are qualified in their entirety by reference to the Phantom Stock Unit Agreement and the Performance Cash Unit Agreement, respectively, filed herewith.

On June 6, 2016, the Company issued a press release announcing Mr. Santoni’s appointment. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 10.1	Performance-Based Phantom Stock Unit Award Agreement, dated as of June 6, 2016, by and between the Company and Mr. Santoni, under the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016 (the “Plan”).

Exhibit 10.2	Performance Cash Unit Award Agreement, dated as of June 6, 2016, by and between the Company and Mr. Santoni, under the Plan.

Exhibit 99.1	Press release dated June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: June 7, 2016	/s/ Gail D. Makode

Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Performance-Based Phantom Stock Unit Award Agreement, dated as of June 6, 2016, by and between the Company and Mr. Santoni, under the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016 (the “Plan”).

Exhibit 10.2	Performance Cash Unit Award Agreement, dated as of June 6, 2016, by and between the Company and Mr. Santoni, under the Plan.

Exhibit 99.1	Press release dated June 6, 2016.

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